Exhibit 1(i)
Monroe Bancorp
[     ]% Redeemable Subordinated Debentures due 2019
UNDERWRITING AGREEMENT
[                    ], 2009
HOWE BARNES HOEFER & ARNETT, INC.
As representative of the several Underwriters
named in Schedule I hereto
c/o Howe Barnes Hoefer & Arnett, Inc.
222 South Riverside Plaza
Chicago, IL 60606
Ladies and Gentlemen:
     Monroe Bancorp, an Indiana corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representative (the “Representative”), pursuant to the terms of this Agreement, $12.0 million of the Company’s [       ]% Redeemable Subordinated Debentures due 2019, with a liquidation amount of $1,000 per debenture (the “Debentures”), to be issued under an Indenture to be dated the Closing Date (as defined herein), between the Company and Wells Fargo Bank, National Association, as trustee (the “Indenture”). The 12,000 Debentures to be sold to the Underwriters are herein called the “Firm Debentures.” The Company also proposes to issue and sell to the several Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Firm Debentures, at the option of the Underwriters, up to an additional 1,800 Debentures (the “Option Debentures”). The Firm Debentures and the Option Debentures are hereinafter referred to collectively as the “Designated Debentures.”
     The Company confirms as follows its agreements with the Representative and the several other Underwriters.
     1. The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date (as defined herein) and each Option Closing Date (as defined herein), if any:
          (a) The Company meets the requirements for the use of Form S-1. A registration statement on Form S-1 (File No. 159915) in respect of the Designated Debentures and one or more pre-effective amendments thereto, if applicable, (together, the “Initial Registration Statement”) have been filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, (the “Securities Act”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act, which became effective upon filing, and other than one or more preliminary prospectus filed pursuant to Rule 424(a) under the Securities Act, each of which has previously been furnished to the Underwriters, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued, no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission and any request on the part of the Commission for additional information from the Company has been satisfied in all material respects; any preliminary prospectus relating to the Designated Debentures included in the Initial Registration Statement, as originally filed or as part of any amendment thereto, or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act, and which is used prior to the filing of the Prospectus (as defined herein) is hereinafter called a “Preliminary Prospectus;” the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all schedules and exhibits thereto and including the information contained in any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430B under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement;” the prospectus relating to the Designated Debentures that is first filed with the Commission pursuant to Rule 424(b) under the Securities Act after the Applicable Time (as defined Section 1(c) hereof), is hereinafter called the “Prospectus;” and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Designated Debentures is hereinafter called an “Issuer Free Writing Prospectus;” all references to the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) and shall be deemed to refer to and include the documents incorporated by reference therein which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the effective date of the Registration Statement or the date of the Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement or the date of the Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference;
          (b) At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (as defined herein) (and, if any Option Debentures are purchased, at each Option Closing Date (as defined herein)), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (2) at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Date (and, if any Option Debentures are purchased, at each Option Closing Date), neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (1) and (2) above shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 9(b) hereof. No order preventing or suspending the use of any Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission;
          Each Preliminary Prospectus, Issuer Free Writing Prospectus and the Prospectus filed as part of the Initial Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the Rules and Regulations and each Preliminary Prospectus, Issuer Free Writing Prospectus and Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;
          (c) For the purposes of this Agreement, the “Applicable Time” is 5:30 p.m. (Eastern time) on the date of this Agreement; the Preliminary Prospectus as supplemented by any Issuer Free Writing Prospectuses and other documents listed in Schedule 1(c) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule 1(c) hereto does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;
          (d) Intentionally omitted.

          (e) At the time of filing of the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Securities Act;
          (f) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus and Pricing Disclosure Package and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the Company and its Subsidiaries (as defined below), considered as one enterprise;
          (g) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”); the deposit accounts of Monroe Bank (a “Bank Subsidiary”) are insured by the Deposit Insurance Fund administered by the Federal Deposit Insurance Corporation (the “FDIC”) up to the maximum amount provided by law; and no proceedings for the modification, termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened; no proceeding for the termination of such insurance is pending or is threatened and, except as described in the Prospectus and Pricing Disclosure Package, neither the Company nor any Bank Subsidiary has received or is subject to any directive or order from the Federal Reserve, the FDIC, the Indiana Department of Financial Institutions (the “DFI”), or any other regulatory authority to make any material change in the method of conducting their respective businesses that has not been complied with in all material respects.
          (h) No report or application filed by the Company or any Bank Subsidiary with the Federal Reserve, the FDIC or the DFI, as of the date it was filed, failed to comply with the applicable requirements of the Federal Reserve, the FDIC or the DFI, as the case may be, in any material respect; and neither the Company nor any Subsidiary Bank is a party or subject to any agreement or memorandum with, or directive or order issued by, the Federal Reserve, the DFI or any other bank regulatory authority, which imposes any restrictions or requirements not generally applicable to bank holding companies or commercial banks, except as described or contemplated in the Prospectus and Pricing Disclosure Package.
          (i) The Company does not own or control, directly or indirectly, more than 5% of any class of equity security of any corporation, association or other entity, other than the subsidiaries listed in Schedule II attached hereto (collectively, the “Subsidiaries”). Each Subsidiary has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) under the laws of the jurisdiction of its incorporation (or organization), with power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Disclosure Package and Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, considered as one enterprise; all of the issued and outstanding capital stock (or other ownership interests) of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and, except as described in the Prospectus and Pricing Disclosure Package, is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;
          (j) The outstanding shares of capital stock and equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and no such shares were issued in violation of the preemptive or similar rights of any security holder of the Company; no person has any preemptive or similar right to purchase any shares of capital stock or equity securities of the Company; except as disclosed in the Pricing Disclosure Package and Prospectus or issuable pursuant to compensatory plans or other programs disclosed in the Pricing Disclosure Package and Prospectus, and except for stock options granted to non-employee directors, officers and employees of the Company, there are no outstanding rights, options or warrants to acquire any securities of the Company or the Subsidiaries, and there are no outstanding securities convertible into or exchangeable for any securities of the Company or the Subsidiaries and no restrictions upon the voting or transfer of any capital stock of the Company pursuant to the Company’s charter or bylaws, or any agreement or other instrument to which the Company is a party or by which the Company is bound; as of the date set forth therein, the Company had an authorized and outstanding capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and Prospectus and the capitalization of the Company immediately following the Applicable Time will be as set forth in the Prospectus;
          (k) The Company has all requisite corporate power and authority to issue, sell and deliver the Designated Debentures in accordance with and upon the terms and conditions set forth in this Agreement, the Indenture, the Registration Statement, the Pricing Disclosure Package and Prospectus; all corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Designated Debentures in accordance with such terms and conditions has been validly and duly taken;
          (l) The Debentures have been duly and validly authorized, and, when duly and validly executed, authenticated and issued as provided in the Indenture and delivered to the purchasers, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by and/or subject to bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity, will be in the form contemplated by, and entitled to the benefits pertaining to holders of Debentures under the Indenture, will conform to the description thereof contained in the Pricing Disclosure Package and Prospectus and will be owned by the purchasers free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction upon transfer, preemptive rights, claim, equity or other defect; the Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Company;

          (m) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and will conform to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and Prospectus;
          (n) This Agreement has been duly authorized, executed and delivered by the Company;
          (o) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by the Indenture, the Registration Statement, the Pricing Disclosure Package and Prospectus (including, without limitation, the issuance and sale of the Designated Debentures and the use of proceeds from the sale of the Designated Debentures as described in the Pricing Disclosure Package and Prospectus under the caption “Use of Proceeds”) do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Company or any of the Subsidiaries or any statute, decree, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required in connection with the transactions contemplated by the Indenture, the Registration Statement, the Pricing Disclosure Package and Prospectus, except such as have been obtained under the Securities Act and the Trust Indenture Act and such as may be required under state securities or Blue Sky laws or interpretations or rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution of the Designated Debentures by the Underwriters;
          (p) BKD, LLP, who have certified certain financial statements of the Company and the Subsidiaries are independent public accountants as required by the Securities Act and the Rules and Regulations; the financial statements, together with related schedules and notes, included in the Registration Statement, the Pricing Disclosure Package and Prospectus comply in all material respects with the requirements of the Securities Act and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data and the summary financial data included in the Pricing Disclosure Package and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement;
          (q) Neither the Company nor any Subsidiary has sustained since the date of the latest audited financial statements included in the Preliminary Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and Prospectus, (1) there has not been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries, (2) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one enterprise or (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case, otherwise than as set forth or contemplated in the Pricing Disclosure Package and Prospectus;
          (r) Neither the Company nor any of the Subsidiaries are (1) in violation of their corporate charter, certificate or articles of incorporation, bylaws or other organization documents, (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise;
          (s) Each of the Company and each Subsidiary has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package and Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary;
          (t) Other than as set forth in the Pricing Disclosure Package and Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or the Subsidiary, individually or in the aggregate, would have or may reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement, the Pricing Disclosure Package or Prospectus; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;
          (u) The Company and the Subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise; and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such Permits;
          (v) The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) material to carrying on their businesses as described in the Pricing Disclosure Package and Prospectus, and neither the Company nor any Subsidiary has received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and the Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have or may reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise;
          (w) No material labor dispute with the employees of the Company or the Subsidiaries exists, or, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise;
          (x) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that either it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and the Subsidiaries, considered as one enterprise;
          (y) The Company and each of its Subsidiaries have made and keep books, records and accounts, under a system which is designed to ensure that the transactions and dispositions of the assets of the Company and its Subsidiaries are accurately and fairly reflected in reasonable detail;
          (z) Since the date of the latest audited financial statements incorporated in the Preliminary Prospectus, (a) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries, and (b) since that date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
          (aa) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 (e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are effective;
          (bb) The Company maintains a system of internal controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; such internal controls are effective;
          (cc) All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined;
          (dd) There are no transactions, relationships (direct or indirect), statutes, regulations, contracts or other document of a character required to be described in the Registration Statement, the Pricing Disclosure Package or Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required;
          (ee) Neither the Company nor any of the Subsidiaries is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise; and the Company is not aware of any pending investigation which might lead to such a claim;
          (ff) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company and their affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption;
          (gg) Neither the Company nor any of its Subsidiaries, or any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of their Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment;

          (hh) There are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;
          (ii) The Company is not and, after giving effect to the offering and sale of the Designated Debentures as contemplated herein and the application of the net proceeds therefrom as described in the Pricing Disclosure Package and Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
          (jj) The Company has not distributed and, prior to the later to occur of the Closing Date, or if applicable, the Option Closing Date, and completion of distribution of the Designated Debentures, will not distribute any offering materials in connection with the offering and sale of the Designated Debentures, other than the Preliminary Prospectus, the Prospectus and, subject to compliance with Section 6 hereof, any Issuer Free Writing Prospectus; and the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Designated Debentures;
          (kk) Any statistical and market and industry-related data included in the Pricing Disclosure Package and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required;
          (ll) No relationship, direct or indirect, exists between or among the Company or the Subsidiaries, on the one hand, and the directors, officers, trustees, shareholders, customers or suppliers of the Company or the Subsidiaries, on the other hand, which is required to be described in the Registration Statement, the Pricing Disclosure Package and Prospectus which is not adequately described therein to satisfy the requirements of the Securities Act and the rules and regulations promulgated thereby;
          (mm) Except as described in the Pricing Disclosure Package and the Prospectus, there are no contractual encumbrances or restrictions or material legal restrictions required to be described therein, on the ability of the Subsidiaries (A) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to the Company, (B) to make any loans or advances to, or investments in, the Company or (C) to transfer any of their property or assets to the Company;
          (nn) Based upon current guidelines of the Federal Reserve Board (the “FRB”), proceeds from the sale of the Debentures will constitute “Tier 2” capital (as defined in 12 C.F.R Part 225);

          (oo) Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby;
          (pp) The activities of the Company and the Subsidiaries are permitted under applicable federal and state banking laws and regulations. The Company has all necessary approvals from the banking and other regulators to own the capital stock of the Subsidiaries. No report or application filed by the Company or any of the Subsidiaries with any banking or other regulator, as of the date it was filed or amended, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading when made or failed to comply in all material respects with the applicable requirements of such regulator, as the case may be;
          (qq) Neither the Company, any Subsidiary nor any affiliate of the Company or such Subsidiary does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075 of the Florida Statutes, and the Company agrees to comply with such Section if, prior to the completion of the distribution of the Designated Debentures, either of the Company, any Subsidiary or any affiliate of the Company or such Subsidiary commences doing such business;
          (rr) Neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the regulations promulgated thereunder or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of FINRA) any member firm of FINRA; and
          (ss) MB REIT, Inc. (“MB REIT”) is an indirect subsidiary of the Company and for all taxable years commencing with MB REIT’s taxable year ending December 31, 2007 has been a real estate investment trust (a “REIT”) within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years; MB REIT has not incurred any liability for taxes under Sections 856(c)(7)(C), 857(b), 860(c) or 4981 of the Code, including any tax arising from a prohibited transaction described in section 857(b)(6) of the Code or any similar provision of applicable state or local tax statutes; no challenge to MB REIT’s status as a REIT is pending, or to the Company’s knowledge, threatened; MB Portfolio Management, Inc., a Delaware corporation and wholly owned indirect subsidiary of the Company, owns 100% of the common securities of MB REIT and [___]% of the preferred securities of MB REIT.
     2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per Debenture of $1,000 (the “Purchase Price”), the number of Firm Debentures determined by multiplying the aggregate number of Firm Debentures to be sold by the Company hereunder by a fraction, the numerator of which is the aggregate number of Firm Debentures to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Debentures to be purchased by all of the Underwriters from the Company hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Debentures as provided below, the Company agrees that the Company shall issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Purchase Price, the number of Option Debentures determined by multiplying (x) the product of the number of Option Debentures as to which such election shall have been exercised by (y) the fraction set forth in clause (a) above.
          The Company hereby grants to the Underwriters the right to purchase at their election up to 1,800 Option Debentures, at the Purchase Price, for the sole purpose of covering over-allotments in connection with the sale of the Firm Debentures. The Underwriters may exercise their option to acquire Option Debentures in whole or in part from time to time only by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Option Debentures to be purchased and the date on which such Option Debentures are to be delivered, as determined by the Representative but in no event earlier than the Closing Date or, unless the Representative and the Trust otherwise agree in writing, earlier than two or later than ten business days after the date of such notice. Each time for the delivery of and payment for the Option Debentures is referred to herein as an “Option Closing Date.”
          The Company shall pay to each Underwriter a commission of $40.00 per Debenture purchased by persons other than senior managers and members of the Board of Directors of the Company or any Subsidiary, and $15.00 per Debenture purchased by senior managers and members of the Board of Directors or any Subsidiary, provided that the discount commission will not apply to more than $4.0 million of Debentures sold to senior managers and members of the Board of Directors or any Subsidiary.
     3. It is understood that the several Underwriters propose to offer the Firm Debentures for sale to the public upon the terms and conditions set forth in the Prospectus.
     4. Payment of the Purchase Price and the Firm Debentures Commission and delivery of the Global Securities (as hereinafter defined) for the Firm Debentures shall be made at the offices of the Representative, 222 South Riverside Plaza, Chicago, Illinois 60606, or such other place as shall be agreed to by you and the Company, at 10:00 a.m., Chicago time, on the fourth full business day following the date of this Agreement (or, if permitted by Rule 15c6-1(c) of the Exchange Act, not later than 12:00 p.m. on such other date as shall be agreed to by the Representative and the Company) (the “Closing Date”), unless postponed in accordance with the provisions of Section 9. The Company shall deliver or cause to be delivered to you for the account of the Underwriters against payment to or upon the order of the Company of the Purchase Price in federal or other immediately available funds, the Firm Debentures in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the Trustee (as identified below) as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form.

          If the Underwriters exercise the option to purchase any or all of the Option Debentures, payment of the Purchase Price and Option Debentures Commission for such Option Debentures shall be made on the Option Closing Date at the Representative’s offices, or at such other place as the Company and you shall determine. Upon delivery, the Option Debentures shall be in the form of one or more Global Securities registered in the name of Cede & Co., as nominee of DTC and the Global Securities for such Option Debentures shall be delivered to the Trustee as custodian for DTC. Such payments shall be made to an account designated by the Company by wire transfer in same day funds, in the amount of the aggregate Purchase Price therefor, against delivery by or on behalf of the Trust to you for the respective accounts of the several Underwriters of one or more Global Certificates for the Designated Debentures to be purchased by the Underwriters.
     5. The Company covenants and agrees with each of the Underwriters as follows:
          (a) The Company, subject to Section 5(b), will comply with the requirements of Rule 430A under the Securities Act, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any amendment or supplement to the Prospectus shall have been filed, to furnish the Representative with copies thereof, and to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Designated Debentures for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as they deem necessary to ascertain promptly whether the form of prospectus supplement transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, they will promptly file such prospectus supplement. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
          (b) The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the Securities Act), or any amendment, supplement or revision to the Prospectus, or any Issuer Free Writing Prospectus, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.
          (c) The Company will use its best efforts to qualify the Designated Debentures for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Designated Debentures, provided that nothing in this Section 5(c) shall require the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, or to file a general consent to service of process in any jurisdiction.
          (d) The Company has furnished or will deliver to the Representative, without charge, two signed copies of the Initial Registration Statement as originally filed, any Rule 462(b) Registration Statement and of each amendment to each (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also, upon your request, deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          (e) The Company has delivered to each Underwriter, without charge, as many written and electronic copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, prior to 5:00 P.M. on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Designated Debentures under the Securities Act or the Exchange Act or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act, such number of written and electronic copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          (f) The Company will comply with the Securities Act and the Rules and Regulations so as to permit the completion of the distribution of the Designated Debentures as contemplated in this Agreement and in the Prospectus. If at any time when, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales of the Designated Debentures under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of written and electronic copies of such amendment or supplement as the Underwriters may reasonably request. The Company will provide the Representative with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event.
          (g) The Company shall file the DTC Letter of Representations and any other documents required to be filed by the Company in connection therewith in order to permit the Designated Debentures to be eligible for clearance and settlement through the facilities of DTC.
          (h) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to their security holders, and will furnish to the Representative, as soon as practicable, but not later than 45 days after the end of the fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.
          (i) The Company will use the net proceeds received by it from the sale of the Debentures in the manner specified in the Prospectus under the heading “Use of Proceeds.”
          (j) During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative (such consent not to be unreasonably withheld), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Designated Debentures (or any equity or debt securities substantially similar to the Designated Debentures), or any securities convertible into or exercisable or exchangeable for Designated Debentures (or any equity or debt securities substantially similar to the Designated Debentures) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Designated Debentures (or any equity or debt securities substantially similar to the Designated Debentures), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Designated Debentures (or any equity or debt securities substantially similar to the Designated Debentures) or such other securities, in cash or otherwise, other than (1) the Designated Debentures to be sold hereunder or (2) the issuance of options to acquire shares of the Company’s common stock granted pursuant to the Company’s benefit plans existing on the date hereof that are referred to in the Prospectus, as such plans may be amended. Notwithstanding the foregoing, if (A) during the last 17 days of the 90-day restricted period the Company issue an earnings release or material news or a material event relating to the Company occurs; or (B) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Representative of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.
          (k) The Company, during the period when the Prospectus is required to be delivered in connection with sales of the Designated Debentures under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.
          (l) During a period of five years from the effective date of the Registration Statement, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to the holders of the Designated Debentures, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to their shareholders generally or to the Commission).
          (m) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and at the time of filing either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.
          (n) If so requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representative an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Designated Debentures. As used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Representative and the other Underwriters to offerees and purchasers of the Designated Debentures, (ii) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Company hereby confirms that, if so requested by the Representative, it included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.
          (o) Subsequent to the date of this Agreement and through the date which is the later of (i) the day following the date on which the Underwriters’ option to purchase the Option Debentures shall expire or (ii) the day following the Option Closing Date with respect to any Option Debentures that the Underwriters shall elect to purchase, except as described in or contemplated by the Prospectus, neither the Company nor any of the Subsidiaries shall take any action (or refrain from taking any action) which will result in the Company or the Subsidiaries incurring any material liability or obligation, direct or contingent, or enter into any material transaction, except in the ordinary course of business, or take or refrain from taking any action which will cause or result in any material adverse change in the financial position, capital stock, or any material increase in long-term debt, obligations under capital leases or short-term borrowings of the Company and the Subsidiaries on a consolidated basis.
          (p) Except as described in the Prospectus under “Use of Proceeds,” the Company shall not, for a period of 180 days after the date hereof, without the prior written consent of the Representative (such consent not to be unreasonably withheld), purchase, redeem or call for redemption, or prepay or give notice of prepayment (or announce any redemption or call for redemption, or any repayment or notice of prepayment) of the Company’s securities.
          (q) The Company shall not take, directly or indirectly, any action designed to result in or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the sale or resale of the Designated Debentures in violation of the Commission’s rules and regulations, including, but not limited to, Regulation M, and the Company is not aware of any such action taken or to be taken by any affiliate of the Company.
          (r) Prior to the Closing Date (and, if applicable, the Option Closing Date), the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, the Subsidiaries or the offering of the Designated Debentures of which the Representative shall not previously have been provided a copy a reasonable time prior to the release thereof or provided reasonable notice thereof and the Representative shall not have reasonably objected thereto.
          (s) The Company will provide the Representative with copies of any correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Designated Debentures under the Securities Act.
          6. (a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Designated Debentures that would constitute a “free writing prospectus” as defined in Rule 405 under the

Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, they have not made and will not make any offer relating to the Designated Debentures that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule 6(a) hereto;
          (b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show;
          (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.
          7. The Company covenants and agrees with the several Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid, all expenses incident to the performance of their obligations under this Agreement, including (i) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors; (ii) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Designated Debentures; (iv) all expenses in connection with the qualification of the Designated Debentures for offering and sale under state securities laws as provided in Section 5(c), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by FINRA of the terms of the sale of the Designated Debentures and all fees and expenses incurred in connection with filings made with FINRA and DTC; (vi) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Designated Debentures to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Designated Debentures to the Underwriters; (vii) the cost and charges of any transfer agent or registrar, and the fees and expenses of counsel for any transfer agent or registrar; (viii) the transportation and other expenses incurred by the Company in connection with presentations to prospective purchasers of the Designated Debentures; (ix) all expenses incident to the preparation, execution and delivery of the Registration Statement, Prospectus, Indenture and any other documents necessary to consummate the offering contemplated herein; and (x) all other costs and expenses incident to the performance of Company’s obligations hereunder and pursuant to the Indenture which are not otherwise specifically provided for in this Section.
          8. The several obligations of the Underwriters hereunder to purchase the Designated Debentures on the Closing Date or each Option Closing Date, as the case may be, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:
               (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a); all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Company elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Prospectus or any part thereof or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.
               (b) The representations and warranties of the Company contained herein will be true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.
               (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture and the Designated Debentures, and the authorization and form of the Registration Statement and the Prospectus, other than financial statements and other financial data, and all other legal matters relating to this Agreement and the transactions contemplated hereby or by the Indenture shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Subsidiaries shall have furnished to such counsel all documents and information relating thereto that they may reasonably request to enable them to pass upon such matters.

          (d) The Representative shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, a certificate of Mark D. Bradford, Chief Executive Officer and President, and Gordon M. Dyott, Chief Financial Officer, to the effect (1) that the representations and warranties set forth in Section 2 are true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, (2) the Company has complied with all agreements and all conditions to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be, set forth this agreement, (3) that since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition (financial or otherwise), earnings, affairs, business, prospects or results of operations of the Company and the Subsidiaries on a consolidated basis, (4) that since the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any material transaction entered into by the Company or the Subsidiaries other than transactions in the ordinary course of business, (5) that they have carefully examined the Registration Statement and Prospectus as amended or supplemented and nothing has come to their attention that would lead them to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto as of their respective effective or issue dates, contained, and the Prospectus as amended or supplemented at such Closing Date (and, if applicable, the Option Closing Date), contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading, and (6) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;
          (e) On the Closing Date or Option Closing Date, as the case may be, Krieg DeVault LLP, counsel for the Company, shall have furnished to the Representative their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel for the Underwriters may reasonably request.
          (f) [intentionally omitted].
          (g) On the date hereof and, if applicable, the effective date of the most recently filed post-effective amendment to the Registration Statement, BKD, LLP shall have furnished to the Representative a letter, dated the date of delivery thereof, in form and substance satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.
          (h) On the Closing Date or Option Closing Date, as the case may be, the Representative shall have received from BKD, LLP a letter, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 8(g), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such Option Closing Date, as the case may be.
          (i) On the Closing Date or Option Closing Date, as the case may be, Barack Ferrazzano Kirschbaum & Nagelberg LLP, counsel for the Underwriters, shall have furnished to the Representative their favorable opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the due authorization and valid issuance of the Designated Debentures, the Registration Statement, the Prospectus and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.
          (j) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.
          (k) On or after the Applicable Time there shall not have occurred any of the following: (i) trading generally on the American Stock Exchange or the New York Stock Exchange or on the NASDAQ Global Select Market or the NASDAQ Global Market shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority; (ii) trading of any securities of or guaranteed by the Company or any Subsidiary shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities in New York or Indiana shall have been declared by Federal, New York or Indiana State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Designated Debentures to be delivered on the Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus;
          (l) On the Closing Date, all conditions precedent under the Indenture shall have been satisfied or duly waived, and you shall have received copies of all documentation required to evidence same.
          (m) On or prior to the Closing Date or Option Closing Date, as the case may be, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative shall reasonably request.
          If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 12, by the Representative by notice to the Company at any time at or prior to the Closing

Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 12.
     9. (a) The Company, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, the Preliminary Prospectus or the Prospectus or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, the Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or any Issuer Free Writing Prospectus in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 9(b) below.
          (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, or the Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Underwriters, the concession and reallowance figures appearing under the caption “Underwriting.”
          (c) Promptly after receipt by an indemnified party under Section 9(a) or 9(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 9). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 9(a), shall be selected by the Representative. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
          (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Designated Debentures. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Designated Debentures shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commission received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Debentures underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the parties to this Agreement contained in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     10. If any Underwriter or Underwriters default in its or their obligations to purchase Designated Debentures hereunder on the Closing Date or any Option Closing Date the Representative may make arrangements satisfactory to the Company for the purchase of such Designated Debentures by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Designated Debentures that such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date, as the case may be. Nothing herein will relieve a defaulting Underwriter from liability for its default.
          In the event of such default, either the Representative or the Company shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     11. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to any Option Debentures which have yet to be purchased) may be terminated, subject to the provisions of Section 12, in the absolute discretion of the Representative, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (a) trading generally on the American Stock Exchange or the New York Stock Exchange or on the NASDAQ Global Select Market or the NASDAQ Global Market shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the FINRA or any other governmental authority, (b) trading of any securities of or guaranteed by the Company or any Subsidiary shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York or Indiana shall have been declared by Federal, New York State or Indiana State authorities or a new restriction materially adversely affecting the distribution of the Firm Debentures or the Option Debentures, as the case may be, shall have become effective, or (d) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Designated Debentures to be delivered on the Closing Date or Option Closing Date, as the case may be, or to enforce contracts for the sale of the Designated Debentures.

          If this Agreement is terminated pursuant to this Section 11, such termination will be without liability of any party to any other party except as provided in Section 12 hereof.
     12. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Designated Debentures. If this Agreement is terminated pursuant to Section 8, 10 or 11 or if for any reason the purchase of any of the Designated Debentures by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 7, the respective obligations of the Company and the Underwriters pursuant to Section 9 and the provisions of Sections 12, 13 and 16 shall remain in effect and, if any Designated Debentures have been purchased hereunder the representations and warranties in Section 1 and all obligations under Section 5 and Section 6 shall also remain in effect. If this Agreement shall be terminated by the Underwriters, or any of them, under Section 8 or otherwise because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations (other than the conditions specified in Sections 8(l) and 8(m)) cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket accountable expenses (including the fees and expenses of counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.
     13. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters, the officers and directors of the Company referred to herein, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Designated Debentures from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.
     14. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative, c/o Howe Barnes Hoefer & Arnett, Inc., 222 South Riverside Plaza, Chicago, Illinois 60606 (fax no.: (312) 655-2861); Attention: General Counsel. Notices to the Company shall be given to it at Monroe Bancorp, 210 East Kirkwood Avenue, Bloomington, Indiana 47408 (fax no.: ((812) 331-3521); Attention: Mark D. Bradford, President and Chief Executive Officer.
     15. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     16. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS.
     17. The parties hereby submit to the jurisdiction of and venue in the federal courts located in the City of Chicago, Illinois in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.
     18. The Company acknowledges and agrees that (i) the purchase and sale of the Designated Debentures pursuant to this Agreement, including the determination of the public offering price of the Designated Debentures and any related discounts and commissions, is an arm’s-length commercial transaction between the Company on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or its shareholders, creditors, employees or any other party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
     19. Nothwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the United States federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
     20. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
     21. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
[Signatures on the Following Page]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company and the Underwriters.

Very truly yours, MONROE BANCORP
By:
	Name:	Mark D. Bradford
	Title:	President and Chief Executive Officer

Accepted as of the date hereof:
HOWE BARNES HOEFER & ARNETT, INC.

By:
	Name:	Daniel E. Coughlin
	Title:	President and Chief Executive Officer

For themselves and as Representative of the other Underwriters named in Schedule I hereto

SCHEDULE I

Number of Firm Debentures
Underwriters	to be Purchased
Howe Barnes Hoefer & Arnett, Inc.
Total:	[ ]

SCHEDULE 1(C)
Issuer Free Writing Prospectus filed with the Commission on [Date], 2009

SCHEDULE 6(C)
None

SCHEDULE II
SUBSIDIARIES OF MONROE BANCORP

State or Other Jurisdiction
Name of Subsidiary	of Incorporation
Monroe Bank	Indiana

HIE Enterprises, LLC	Indiana
(Subsidiary of the Bank)

MB Portfolio Management, Inc.	Delaware
(Subsidiary of the Bank)

MB REIT, Inc.	Maryland
(Subsidiary of MB Portfolio Management, Inc.)

EXHIBIT A
OPINION OF COUNSEL TO THE COMPANY
     (i) the Company is validly existing as a corporation under the laws of the State of Indiana with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Disclosure Package and Prospectus; and, to the best of our knowledge the Company is duly qualified to do business as a foreign corporation under the corporation laws of, and is in good standing as such in, every jurisdiction where such qualification is required except where the failure so to qualify would not have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole;
     (ii) each subsidiary of the Company is validly existing as a corporation (or other organization) in good standing under the laws of the jurisdiction of its incorporation (or other organization) with corporate power and authority to own, lease and operate their properties and conduct their businesses as described in the Pricing Disclosure Package and Prospectus; and, to the best of such counsel’s knowledge, each is duly qualified to do business as a foreign corporation under the corporation laws of, and is in good standing as such in, every jurisdiction where such qualification is required except where the failure so to qualify would not have a material adverse effect upon the condition (financial or otherwise) or results of operations of the subsidiaries taken as a whole;
     (iii) except as set forth in Schedule II of the Underwriting Agreement, the Company owns directly or indirectly 100 percent of the outstanding capital stock of each subsidiary;
     (iv) since January 1, 2006, the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable;
     (v) the Registration Statement has become effective under the Securities Act, and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the Registration Statement, the Pricing Disclosure Package and the Prospectus and each amendment or supplement thereto (except for the financial statements and other statistical or financial data included and the parts of the registration statement which constitute the Form T-1 under the Trust Indenture Act, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act; such counsel does not know of any amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement which are not filed as required;

     (vi) the statements under the captions “Description of the Debentures,” “Material Federal Income Tax Consequences,” “ERISA Considerations” and “Supervision and Regulation,” insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly present, in all material respects, the information called for with respect to such documents and matters;
     (vii) the holders of the Company’s outstanding securities are not entitled to any preemptive or other rights to subscribe for the Debentures under the Company’s bylaws and, to the best of such counsel’s knowledge, no such rights exist under any other agreement or arrangement;
     (viii) the Indenture has been duly qualified under the Trust Indenture Act;
     (ix) the Debentures are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by the Company and, delivered against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity;
     (x) the Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Company;
     (xi) to the best of such counsel’s knowledge, neither the Company nor any of the Subsidiaries are (1) in violation of their corporate charter, certificate or articles of incorporation, bylaws or other organization documents, (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise;
     (xii) the Company has full corporate power and authority to enter into the Underwriting Agreement and the Indenture and to issue the Debentures and to effect the transactions contemplated by the Underwriting Agreement and the Indenture, and each of the Underwriting Agreement and the Indenture has been duly authorized, executed and delivered by the Company, as applicable, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms (except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity). The execution, delivery and performance of the Underwriting Agreement, the Indenture, and the Debentures and the consummation of the transactions therein contemplated will not, to the best of such counsel’s knowledge, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any lease, contract, indenture, mortgage, loan agreement or other agreement or instrument known to such counsel to which the Company, or any of the Company’s subsidiaries is a party or by which it is bound or to which any of its property is subject, the Company’s or any of its subsidiaries’ charter or bylaws (or other organizational documents), or any permit, judgment, order or decree known to us of any court or governmental agency or body having jurisdiction over the Company or any of the Company’s subsidiaries or any of their respective properties, except for any breach, violation or default which would not have a material adverse effect on the Company; and no consent, approval, authorization, order of, designation, declaration or filing by or with, any court or any regulatory, administrative or governmental agency or body is required for the execution, delivery and performance of the Underwriting Agreement, the Indenture or the Debentures, or for the consummation of the transactions contemplated hereby or thereby (other than as may be required by federal or state laws governing banks or bank holding companies, FINRA, or by state securities and blue sky laws, as to which we express no opinion), including the issuance or sale of the Debentures by the Company except (A) such as may be required under the Securities Act, which have been obtained or made, and (B) the qualification of the Indenture under the Trust Indenture Act and the regulations thereunder, all of which have been effected. The filing of the Registration Statement and the registration of the Debentures under the Act does not give rise to any rights for or relating to the registration of any shares of capital stock or other securities of the Company. Other than as set forth in the Pricing Disclosure Package and Prospectus, to the best of such counsel’s knowledge, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any subsidiaries is the subject, which are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus and are not so described, and no such proceedings have been overtly threatened in writing;
     (xiii) except as described in the Pricing Disclosure Package and the Prospectus, there are no contractual encumbrances or restrictions or material legal restrictions required to be described therein, on the ability of the Subsidiaries (A) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to the Company, (B) to make any loans or advances to, or investments in, the Company or (C) to transfer any of their property or assets to the Company;
     (xiv) the Company is not, and immediately upon completion of the sale of Debentures contemplated hereby will not be, an “investment company” or a company “controlled” by an investment company under the Investment Company Act of 1940, as amended;

     (xv) Monroe Bank is validly existing as an Indiana banking corporation the laws of the State of Indiana, with power and authority to own its properties and conduct its business as described in the Prospectus;
     (xvi) the Company satisfies all of the requirements of the Securities Act for use of a Registration Statement on Form S-1 for the offering of Subordinated Debentures contemplated by the Underwriting Agreement;
     In addition, such counsel shall state that, although they are not passing upon and do not assume any responsibility for nor have they independently verified, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, except to the extent set forth in opinions (iii), (iv) and (xiii) above, in connection with the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus, such counsel has participated in conferences with representatives and counsel of the Representative and with certain officers and employees of, and counsel and independent certified public accountants for, the Company, at which conferences the contents of the Registration Statement, the Prospectus and related matters were discussed, and such counsel advises the Representative that nothing has come to such counsel’s attention that would lead such counsel to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Closing Date or Option Closing Date, as the case may be (other than the financial statements, related schedules and other financial and statistical data therein, as to which such counsel need express no opinion), contained an untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Closing Date or Option Closing Date, as the case may be (other than the financial statements, related schedules and other financial and statistical data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the Applicable Time, such Closing Date or Option Closing Date, as the case may be, any of the Registration Statement, the Pricing Disclosure Package or the Prospectus or any further amendment or supplement thereto made by the Company prior to the Applicable Time, such Closing Date or Option Closing Date, as the case may be (other than the financial statements, related schedules and other financial and statistical data therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
[Subject to standard qualifications and assumptions]

A-4